Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-05987, 333-59941, 33-62887, 333-123232, and 33-69306 on Form S-8 of Michael Baker Corporation of our report relating to the financial statements of the Baker 401(k) Plan (f/k/a Michael Baker Corporation Employee Stock Ownership Plan) dated June 27, 2008, appearing in the annual report on Form 11-K of the Baker 401(k) Plan for the year ended December 31, 2007.
/s/ Deloitte & Touch LLP
Pittsburgh, Pennsylvania
September 22, 2008